UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A/A

Amendment No. 1

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

Arrive AI Inc.

(Exact name of registrant as specified in its charter)

Delaware	85-0935006
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

12175 Visionary Way Fishers, Indiana	46038
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be registered	Name of each exchange on which each class is to be registered
Common stock, par value $0.0002 per share	The Nasdaq Stock Market LLC

If this Form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box. ☒

If this Form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box. ☐

If this Form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box. ☐

Securities Act registration statement or Regulation A offering statement file number to which this form relates: 333-284042

Securities to be registered pursuant to Section 12(g) of the Act:

None

(Title of class)

Item 1.	Description of the Registrant’s Securities to be Registered.

A description of the Common stock, par value $0.0002 per share, of Arrive AI Inc., a Delaware corporation (the “Registrant”), to be registered pursuant to this Form 8-A is set forth under the heading “Description of Capital Stock” in the Registration Statement on Form S-1 (File No. 333-284042), initially filed with the Securities and Exchange Commission (the “Commission”) on December 23, 2024, as thereafter amended and supplemented from time to time (the “Registration Statement”), which description is incorporated herein by reference. The description of such capital stock included in any form of prospectus or prospectus supplement subsequently filed by the Registrant with the Commission pursuant to Rule 424(b) under the Securities Act of 1933, as amended, is hereby also incorporated herein by reference.

Item 2.	Exhibits.

Pursuant to the “Instructions as to Exhibits” for Form 8-A, no exhibits are required to be filed because no other securities of the Registrant are registered on the Nasdaq Stock Market LLC, and the securities registered hereby are not being registered pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended.

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SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Arrive AI Inc.

By:	/s/ Daniel S. O’Toole
Daniel S. O’Toole
Chief Executive Officer

Dated: May 13, 2025

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